UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 30, 2015

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2015, the Compensation Committee of the Board of Directors of Immune Design Corp. (the “Company”) approved one-time option grants for the employees of the Company, which included the following option grants to purchase shares of the Company’s common stock to the Company’s named executive officers (each, an “Executive”) pursuant to the Company’s 2014 Omnibus Incentive Plan:

Name	Number of Option Shares
Carlos Paya, M.D., Ph.D.	90,000
Stephen R. Brady	50,000
Richard T. Kenney, M.D.	40,000

The stock option granted to each Executive has (i) a vesting commencement date of October 30, 2015, (ii) an exercise price of $13.00 per share, the closing price of the Company’s common stock on October 30, 2015, and (iii) a term of 10 years from the grant date. Thirty-seven and a half percent (37.5%) of the shares subject to the option granted to each Executive will vest on each of October 30, 2016 and October 30, 2017, and the remainder of the shares underlying the option granted to each Executive will vest on October 30, 2018, subject to each Executive’s continued service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: November 3, 2015